Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of MRU Holdings, Inc. a Delaware corporation (the "Company") on Form 10-KSB for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Edwin J. McGuinn, Jr., Chief Executive Officer of the Company, and Vishal Garg, Chief Financial Officer of the Company, certify to the best of their knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to MRU Holdings, Inc., and will be retained by MRU Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 22, 2005                   MRU HOLDINGS, INC.
                                       /s/ Edwin J. McGuinn, Jr.
                                       -----------------------------------------
                                       By: Edwin J. McGuinn, Jr.
                                       Its: Chief Executive Officer

Date: March 22, 2005                   MRU HOLDINGS, INC.
                                       /s/ Vishal Garg
                                       -----------------------------------------
                                       By: Vishal Garg
                                       Its: Chief Financial Officer